Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – October 15, 2008

DATALINK REPORTS 2008 THIRD-QUARTER OPERATING RESULTS

Record Third Quarter Revenues of $50 million, up 9% from Third Quarter 2007

Third Quarter 2008 Operating Income up 52%

MINNEAPOLIS – October 15, 2008 -  Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported revenues for the quarter ended September 30, 2008, were $50.0 million compared to $45.8 million for the prior-year period, an increase of 9 percent.  Revenues for the nine month period ended September 30, 2008 were $147.4 million compared to $127.1 million for the prior year nine month period, an increase of 16 percent.  Datalink’s results for the third quarter and first nine months of 2008 include three months and nine months, respectively, of Midrange Computer Solutions, Inc. (MCSI) results of operations following the acquisition which closed on January 31, 2007 and results for the 2007 third quarter and nine months include three and eight months respectively, of MCSI.

GAAP Results

On a GAAP basis, the company reported net earnings of approximately $1.1 million or $0.08 per diluted share for the third quarter ended September 30, 2008.  This compares to net earnings of $844,000 or $0.07 per diluted share in the third quarter of 2007.  For the nine months ended September 30, 2008, the company reported net earnings of $2.6 million, or $0.20 per diluted share, compared to a net loss of $221,000, or $0.02 per diluted share, in the first nine months of 2007.

Non-GAAP Results

Non-GAAP net earnings for the third quarter of 2008 were $1.3 million, or $0.11 per diluted share, compared to non-GAAP net earnings of $1.1 million, or $0.09 per diluted share in the third quarter of 2007.  For the nine months ended September 30, 2008, the company reported non-GAAP net earnings of $3.4 million, or $0.27 per diluted share, compared to net earnings of $898,000, or $0.07 per diluted share, in the first nine months of 2007.   A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Charlie Westling, Datalink’s President and CEO, commented, “We are pleased with our record third quarter revenue and year-over-year earnings growth.  These results were delivered in a very challenging economic environment, and reflect our focus on delivering storage solutions that offer compelling business value to our customers.  We also continue to do a good job of wrapping professional services and customer support around the products and technologies that we are bringing to our customers.  Highlights for the quarter included:

•      Improved overall gross margin of 27.5 percent, which compares to 26.8 percent in the second quarter of 2008 and 25.9 percent in the third quarter of 2007;

•      Improved operating income margin of 3.4 percent, which compares to 3.1 percent in the second quarter of 2008 and 2.5 percent in the third quarter of 2007;

•      Record level of services revenue totalling $21.1 million, up 16.6 percent from the prior year period; and

•      Improved levels of productivity, as gross profit dollars per employee on an annualized basis increased to $263,000 in the third quarter of 2008, up 14.4 percent from $230,000 in the third quarter of 2007.”

Westling continued, “During the third quarter we did start to see the impact of tightening credit conditions for a few of our customers, which resulted in delayed, and in some instances, scaled back purchases.  However we are entering the fourth quarter with a solid backlog and sales opportunity pipeline, which we believe will enable us to build upon our strong performance over the last five quarters and continue our profitable growth for the rest of this year.  We remain focused on:

•         Continuing to increase employee productivity by leveraging investments in field and customer support areas;

•         Further penetrating the enterprise customer base;

•         Targeting high growth market segments and deploying new technologies;

•         Delivering greater value to customers through more solutions and services, such as our backup and recovery reporting and assessment services offering; and

•         Pursuing acquisitions that will enable the company to build critical mass in key locations and provide additional services to our customers.”

Outlook

The company ended the quarter with a backlog of $31 million compared to $32 million at the end of the second quarter of 2008.  As we continue to assess our sales pipeline and customer spending plans for Q4, we believe that we have an opportunity to deliver another quarter of year-over-year growth and profitability in the fourth quarter, however not at the historical Q4 growth rates that we have seen in the past.  A key variable for this quarter will be the extent to which customers will be able to take advantage of year end budget flush opportunities, which are typical in most years.  At this point, it is too early in the quarter to tell how much of this activity will occur. Combining all of these factors, the company expects revenue to be between $49 million and $53 million, with GAAP net earnings to be between $0.08 and $0.12 per diluted share in the fourth quarter of 2008.  On a non-GAAP basis, the company expects fourth quarter earnings to be in the range of $0.10 to $0.14 per diluted share.  This compares with revenues of $50.7 million in the fourth quarter of 2007 and net earnings of $0.11 per diluted share and $0.13 per diluted share on a GAAP and non-GAAP basis, respectively. Non-GAAP earnings per share exclude the effect of purchase accounting adjustments from the MCSI acquisition to deferred revenue, stock-based compensation expense, amortization of acquisition related intangible assets, MCSI integration costs in 2007 and the related effects on income taxes.  The company estimates this total effect will be approximately $.02 per diluted share for the fourth quarter of 2008.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Time when Datalink’s president and chief executive officer, Charlie Westling, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview.  Participants can access the conference call by dialing (866) 323-3836 (no later than 3:55 p.m. Central Time).  Participants will be asked to identify the Datalink conference and provide the designated identification number (65905745). A live Webcast of the conference call can be heard via Datalink’s Website at www.datalink.com.

About Datalink

An information storage architect since 1987, Datalink helps organizations store, manage, and protect one of their most critical assets—information. The company’s solutions and services span four practices: backup and recovery; consolidation and virtualization; archive and compliance; and business applications. From analysis and design to implementation, management and support, Datalink is focused on maximizing the business value of IT.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2008 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, integration costs related to acquisitions and the related effects on income taxes.  Annualized gross profit is based upon the quarterly profit multiplied by four.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Greg Barnum
Investor Relations Coordinator		Chief Financial Officer
Phone:	952-279-4794	Phone: 952-279-4816
Fax:	952-944-7869
e-mail:	einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales:
Products	$28,832	$27,705	$86,410	$79,617
Services	21,148	18,143	61,002	47,480
Total net sales	49,980	45,848	147,412	127,097

Cost of sales:
Cost of product sales	21,418	20,989	64,244	60,760
Cost of service sales	14,805	13,002	43,073	34,459
Total cost of sales	36,223	33,991	107,317	95,219
Gross profit	13,757	11,857	40,095	31,878
Operating expenses:
Sales and marketing	5,879	5,543	17,639	16,134
General and administrative	3,167	2,773	9,241	8,950
Engineering	2,824	2,238	8,789	6,890
Integration costs	—	—	—	442
Amortization of intangibles	178	178	533	550
	12,048	10,732	36,202	32,966
Earnings (loss) from operations	1,709	1,125	3,893	(1,088)
Interest income	125	254	472	752
Other income (expense)	(24)	(2)	(38)	(52)
Earnings (loss) before income taxes	1,810	1,377	4,327	(388)
Income tax expense (benefit)	742	533	1,774	(167)
Net earnings (loss)	$1,068	$844	$2,553	$(221)

Net earnings (loss) per common share:
Basic	$0.09	$0.07	$0.21	$(0.02)
Diluted	$0.08	$0.07	$0.20	$(0.02)
Weighted average common shares outstanding:
Basic	12,373	12,292	12,365	12,106
Diluted	12,667	12,476	12,546	12,106

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$25,722	$22,687
Short term investments	—	2,477
Accounts receivable, net	17,137	26,156
Inventories	5,025	6,034
Deferred customer support contract costs	40,012	39,707
Inventories shipped but not installed	7,261	9,048
Current deferred income taxes	1,049	1,049
Other current assets	229	350
Total current assets	96,435	107,508
Property and equipment, net	2,134	2,270
Goodwill	17,748	17,748
Intangibles, net	3,078	3,611
Other assets	272	332
Total assets	$119,667	$131,469

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,713	$33,391
Accrued commissions	1,263	2,038
Accrued income taxes	172	283
Accrued sales and use tax	493	1,167
Accrued expenses, other	2,927	2,288
Sublease reserve current	317	335
Deferred revenue from customer support contracts	52,853	52,014
Total current liabilities	76,738	91,516
Deferred rent	172	226
Deferred income tax liability	537	537
Sublease reserve non-current	712	946
Total liabilities	78,159	93,225

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 12,941,169 and 12,476,419 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	13	12
Additional paid-in capital	39,976	39,266
Retained Earnings (accumulated deficit)	1,519	(1,034)
Total stockholders’ equity	41,508	38,244
Total liabilities and stockholders’ equity	$119,667	$131,469

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net earnings (loss) on a GAAP basis	$1,068	$844	$2,553	$(221)
Adjustments:
Purchase accounting adjustment to MCSI deferred revenue	35	176	129	587
Total gross margin adjustments	35	176	129	587

Stock based compensation expense included in sales and marketing	75	49	216	125
Stock based compensation expense included in general and administrative	108	73	297	244
Stock based compensation expense included in engineering	68	4	203	15
MCSI Integration costs	—	—	—	442
Amortization of intangible assets	178	178	533	550
Total operating expense adjustments	429	304	1,249	1,376

Income tax effect	(190)	(251)	(565)	(844)

Non-GAAP net earnings (loss)	$1,342	$1,073	$3,366	$898

Non-GAAP net earnings (loss) per share - Basic	$0.11	$0.09	$0.27	$0.07
Non-GAAP net earnings (loss) per share - Diluted	$0.11	$0.09	$0.27	$0.07

Shares used in non-GAAP per share calculation - Basic	12,373	12,292	12,365	12,106
Shares used in non-GAAP per share calculation - Diluted	12,667	12,476	12,546	12,405

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007

Cash flows from operating activities:
Net earnings (loss)	$2,553	$(221)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:

Provision for bad debts	91	33
Depreciation	721	800
Amortization of intangibles	533	550
Deferred income taxes	—	(239)
Deferred rent	(54)	19
Amortization of sublease reserve	(252)	(271)
Stock based compensation expense	717	383
Loss on disposal of assets	—	38
Changes in operating assets and liabilities; net of effects from purchase of MCSI in 2007

Accounts receivable	8,929	4,706
Inventories	2,796	(78)
Deferred customer support contract costs/revenues, net	534	2,598
Accounts payable	(14,678)	(5,704)
Accrued expenses	(921)	(591)
Other	181	(50)
Net cash provide by operating activities	1,150	1,973

Cash flows from investing activities:
Proceeds from sale of investments	2,477	—
Purchases of property and equipment	(585)	(1,074)
Payment for purchase of MCSI, net of cash acquired	—	(1,837)
Net cash provided by (used in) investing activities	1,892	(2,911)

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises	61	277
Tax withholding payments reimbursed by restricted stock	(68)	(140)
Net cash provided by (used in) financing activities	(7)	137

Increase (decrease) in cash and cash equivalents	3,035	(801)
Cash and cash equivalents, beginning of period	22,687	22,900
Cash and cash equivalents, end of period	$25,722	$22,099

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 1,163,384 shares of common stock in connection with acquisition of MCSI	$—	$8,953